Exhibit 5.2

April 29, 2016

The Frontier Fund

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

Re:	Equinox Frontier Funds

Ladies and Gentlemen:

We have acted as special Delaware counsel for Equinox Frontier Funds, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	A certified copy of the certificate of trust of Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 8, 2003, as amended and restated by a Restated Certificate of Trust, as filed with the Secretary of State on December 9, 2013 (as so amended and restated, the “Certificate of Trust”);

(b)	The Trust Agreement, dated as of August 8, 2003 (the “Initial Trust Agreement”), between Equinox Fund Management, LLC, as managing owner (the “Managing Owner”), and Wilmington Trust Company, as trustee (the “Trustee”);

(c)	The Post-Effective Amendment No. 4 to registration statement on Form S-1 to be filed by the Trust with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), relating to units of beneficial interest in the series of the Trust, and classes thereof, set forth on Exhibit A hereto (collectively, the “Limited Units”) and the prospectus included therein (the “Prospectus”);

Equinox Frontier Funds

April 29, 2016

(d)	The Second Amended and Restated Declaration of Trust and Trust Agreement for the Trust, dated as of December 9, 2013, among the Managing Owner, the Trustee, and the Unitholders from time to time thereunder;

(e)	A Certificate of the Managing Owner of the Trust dated the date hereof; and

(f)	A Certificate of Good Standing for the Trust, dated April 29, 2016, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Managing Owner.

Based upon the foregoing, and upon our examination of such questions of laws and rules, regulations and orders thereunder as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2. Assuming that (i) separate and distinct records are maintained for each Series created pursuant to the Trust Agreement, (ii) the assets associated with each Series are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust, or any other Series, (iii) the notice of the limitation on liabilities of a Series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust and (iv) the Trust Agreement continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 2, each Series shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

3. When sold to, delivered and paid for by the purchasers thereof in accordance with the Trust Agreement and the Prospectus, the Limited Units to be issued by the Trust will be validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable beneficial interests in the Trust, as to which the Limited Owners, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. We note that Limited Owners may be obligated to make certain payments provided for in the Trust Agreement.

Equinox Frontier Funds

April 29, 2016

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A. This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

B. For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust) examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents (other than the Trust) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust) examined by us, (vi) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us, (vii) that the execution, delivery and performance of the documents examined by us by each of the parties thereto (other than the Trust) does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property, (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such documents prior to its amendment or restatement, and (ix) all requirements under the Trust Agreement and the Act for the authorization, establishment and designation of each Series (including any Class or Sub-Class thereof) have been satisfied.

C. The opinion in paragraph 2 above is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law). In addition, we express no opinion as to the validity or enforceability of provisions of the Trust Agreement that purport to bind a Person that is not a party to the Trust Agreement.

D. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

Equinox Frontier Funds

April 29, 2016

E. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger P.A.

EAM/JWP

EXHIBIT A

Equinox Frontier Diversified Fund—Multi-Advisor Series (referred to as Equinox Frontier Diversified Fund)—Class 1, Class 2 and Class 3

Equinox Frontier Long/Short Commodity Fund—Multi-Advisor Series (referred to as Equinoix Frontier Long/Short Commodity Fund)—Class 1a, Class 2a and Class 3a

Equinox Frontier Masters Fund—Multi-Advisor Series (referred to as Equinox Frontier Masters Fund)—Class 1, Class 2 and Class 3